Exhibit 1.1
MEMORIAL PRODUCTION PARTNERS LP
[•] Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
New York, New York
[•], 2011
Citigroup Global Markets Inc.
Raymond James & Associates Inc.
Wells Fargo Securities, LLC
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          Memorial Production Partners LP, a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [•] common units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to [•] additional Common Units to cover over-allotments, if any (the “Option Units;” the Option Units, together with the Firm Units, being hereinafter called the “Units”). Certain terms used herein are defined in Section 20 hereof.
          The Partnership was formed by its sole general partner, Memorial Production Partners GP LLC, a Delaware limited liability company (the “General Partner”), and by its sole limited partner, Memorial Resources Development LLC, a Delaware limited liability company (“Memorial Resource”), to own and acquire oil and natural gas properties in North America that were previously owned and operated by entities controlled by Natural Gas Partners VIII, L.P. (“NGP VIII”), Natural Gas Partners IX, L.P. (“NGP IX”) and NGP IX Offshore Holdings, L.P. (“NGP Holdings” and together with NGP VIII and NGP IX, the “Funds”), each a Delaware limited partnership, as described more particularly in the Preliminary Prospectus.
          Current Structure of Formation Entities. It is understood and agreed to by all parties that as of the date hereof:
     (a) The Funds directly own an aggregate 100% membership interest in Memorial Resource;
     (b) Memorial Resource directly owns a 100% membership interest in the General Partner (except for the non-voting interests in the General Partner owned by the Funds as described in the Preliminary Prospectus);

     (c) The General Partner is the sole general partner of the Partnership, and Memorial Resource is the sole limited partner of the Partnership; and
     (d) The Partnership is the sole member of Memorial Production Operating LLC, a Delaware limited liability company (the “Operating Company”).
     (e) NGP VIII owns (i) a 89.45% membership interest in BlueStone Natural Resources Holdings, LLC, a Delaware limited liability company (“BlueStone”), (ii) a 90.21% limited partnership interest in Classic Hydrocarbons Holdings, L.P., a Texas limited partnership (“Classic”), and (iii) a 83.35% membership interest in Classic Hydrocarbons GP Co., L.L.C., a Texas limited liability company and the general partner of Classic (“Classic GP”);
     (f) BlueStone owns a 100% membership interest in BlueStone Natural Resources, LLC, a Delaware limited liability company (“BNR”);
     (g) BNR owns a 100% membership interest in Columbus Energy, LLC, a Delaware limited liability company (“Columbus”);
     (h) NGP IX owns (i) a 95.05% membership interest in WildHorse Resources, LLC, a Delaware limited liability company (“WildHorse”), and (ii) a 91.52% membership interest in Tanos Energy, LLC, a Delaware limited liability company (“Tanos”);
     (i) NGP Holdings owns (i) a 4.87% membership interest in WildHorse and (ii) a 4.69% in Tanos;
     (j) Each of WildHorse and Tanos owns a 50% membership interest in WHT Energy Partners LLC, a Delaware limited liability company (“WHT”);
     (k) WHT owns a 100% membership interest in ETX I LLC, a Delaware limited liability company (“ETX”); and
     (l) The Partnership owns a 100% membership interest in the Operating Company.
          Formation Transactions. Following the date hereof and immediately prior to or on the Closing Date (as defined herein), the following transactions will occur:
     (a) NGP VIII will contribute all of its membership interests and limited partnership interest, as applicable, in each of BlueStone, Classic and Classic GP to Memorial Resource in exchange for a [•]% membership interest in Memorial Resource;
     (b) NGP IX will contribute all of its membership interests in each of WildHorse and Tanos to Memorial Resource in exchange for a [•]% membership interest in Memorial Resource;

     (c) NGP Holdings will contribute all of its membership interests in each of WildHorse and Tanos to Memorial Resource in exchange for a [•]% membership interest in Memorial Resource;
     (d) Memorial Resource, the General Partner, the Partnership, the Operating Company, BlueStone and BNR will enter into a Contribution, Conveyance and Assumption Agreement, substantially in the form filed as an exhibit to the Registration Statement (including the other documents referred to therein, the “BlueStone Contribution Agreement”), pursuant to which:
     (i) BlueStone will cause BNR to contribute its 100% membership interest in Columbus (the “Columbus Interest”) to the Operating Company as designee of the Partnership; and
     (ii) as consideration for the Columbus Interest, the Partnership will (A) issue to BlueStone or its designee [•] Common Units and [•] subordinated units representing limited partner interests in the Partnership (“Subordinated Units”), collectively representing an aggregate [•]% limited partner interest in the Partnership, and (B) distribute to BlueStone or its designee $[•] million in cash from the net proceeds of the public offering contemplated hereby together with borrowings under the Credit Agreement described below;
     (e) Memorial Resource, the General Partner, the Partnership, the Operating Company and WHT will enter into a Contribution, Conveyance and Assumption Agreement, substantially in the form filed as an exhibit to the Registration Statement (including the other documents referred to therein, the “WHT Contribution Agreement”), pursuant to which:
     (i) WHT will contribute its 100% membership interest in ETX (the “ETX Interest”) to the Operating Company as designee of the Partnership; and
     (ii) as consideration for the ETX Interest, the Partnership will (A) issue to WHT or its designee [•] Common Units and [•] Subordinated Units, collectively representing an aggregate [•]% limited partner interest in the Partnership, and (B) distribute to WHT or its designee $[•] million in cash from the net proceeds of the public offering contemplated hereby together with borrowings under the Credit Agreement described below;
     (f) Each of BlueStone, WildHorse and Tanos will amend and restate its respective limited liability company agreement and concurrently distribute (or cause its designee to distribute) all of the Common Units and Subordinated Units referenced in subsections (d)(ii) and (e)(ii) above to Memorial Resource;
     (g) Memorial Resource, the General Partner, the Partnership, the Operating Company, Classic, Classic Hydrocarbons Operating, LLC, a Texas limited liability company (“Classic Hydrocarbons”) and Craton Energy Holdings, III, LP, a Texas limiter partnership (“Craton”) will enter into a Purchase and Sale Agreement, substantially in the form filed as an exhibit to the Registration Statement (including the other documents referred to therein, the “Classic Purchase Agreement” and, together with the BlueStone Contribution Agreement and the WHT Contribution Agreement, the “Contribution Agreements”), pursuant to which:
     (i) Classic will cause Classic Hydrocarbons and Craton to sell (A) specified oil and natural gas properties (collectively, the “Classic Properties”) and (B) certain commodity derivative contracts covering future production from the Classic Properties (collectively, the “Derivative Contracts”) to the Partnership; and
     (ii) as consideration for the Classic Properties and Derivatives Contracts, the Partnership will distribute to Classic or its designee $[•] million in cash from the net proceeds of the public offering contemplated hereby together with borrowings under the Credit Agreement described below; and
     (h) Pursuant to the Contribution Agreements, the Partnership will distribute to Memorial Resources or its designee $[•] in cash from the net proceeds of the public offering contemplated hereby;
     (i) The General Partner will contribute $[•] in cash to the Partnership, and the Partnership will issue to the General Partner (i) [•] general partner units representing a 0.1% general partner interest in the Partnership, and (ii) all of the Incentive Distribution Rights (as such term is defined in the Partnership Agreement (as defined below), the “IDRs”) in the Partnership;
     (j) The General Partner will issue (i) Class A Membership Interests (as defined below), the “Class A Interests”) in the General Partner to Memorial Resource and redeem the existing membership interests in the General Partner from Memorial Resource and (ii) the non-voting Class IDR Membership Interest (as such term is defined in the GP LLC Agreement, the “Class IDR Interests”) in the General Partner to the Funds as follows: (A) a [•]% Class IDR Interest to NGP VIII, (B) a [•]% Class IDR Interest to NGP IX and (C) a [•]% Class IDR Interest to NGP Holdings;
     (k) The Operating Company, as borrower, and the Partnership, Columbus and ETX, as guarantors, will enter into a $[•] million senior secured credit agreement, substantially in the form filed as an exhibit to the Registration Statement, with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (the “Credit Agreement”);
     (l) The Operating Company will borrow $[•] million under the Credit Agreement to fund a portion of the cash distribution to BlueStone, WHT, Classic, Memorial Resource or their respective designee, in each case, as contemplated by the Contribution Agreements;
     (m) The General Partner, the Partnership, the Operating Company, and Memorial Resource will enter into an omnibus agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Omnibus Agreement”), which specifies the terms, conditions and agreements for the provision by Memorial Resource and certain of its affiliates of personnel and general and administrative services to the Partnership and certain indemnification matters;
     (n) The Partnership and Memorial Resource will enter into a tax sharing agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Tax Sharing Agreement”), which specifies certain reimbursement obligations of the Partnership for state and local income and other taxes borne by Memorial Resource as a result of the consolidation of the results of the Partnership into the tax returns of Memorial Resource;
     (o) The public offering of the Firm Units contemplated hereby will be consummated, and the net proceeds therefrom will be delivered to the Partnership;
     (p) The Partnership will use the net proceeds received from the sale of the Firm Units (and Option Units, if any), together with the borrowings described in subsection (k) above, to pay the cash distributions to BlueStone, WHT and Memorial Resource, as provided herein and in the “Use of Proceeds” section of the Registration Statement; and
     (q) The Partnership will (i) redeem Memorial Resource’s 99.9% limited partner interest in the Partnership and (ii) refund and distribute to Memorial Resource the initial contribution, in the amount of $999.
          The transactions contemplated in subsections (a) through (r) above are collectively referred to herein as the “Transactions.” In connection with the contribution of the Partnership Properties (as defined below) to the Partnership, the parties thereto will enter into the Contribution Agreements and the assignments and conveyances contemplated therein, (collectively, the “Contribution Documents” and together with the Omnibus Agreement, the Tax Sharing Agreement and the Credit Agreement, the “Transaction Documents”).
          Reference herein to: (1) “Partnership Parties” means Memorial Resource, the General Partner, the Partnership and the Operating Company; (2) “Partnership Entities” means the Partnership Parties (other than Memorial Resource), Columbus and ETX; (3) “Memorial Entities” means the Partnership Parties, BlueStone, WHT, Classic, Classic Hydrocarbons and Craton; (4) “Partnership Properties” means the Columbus Interest, the ETX Interest, the Classic Properties and the Derivatives Contracts; and (5) “MRD Entities” means the Funds and the Memorial Entities.
          This is to confirm the agreement among the Partnership Parties and the Underwriters concerning the purchase by the Underwriters of the Firm Units and of the Option Units, if any, from the Partnership by the Underwriters.
          1. Representations and Warranties. Each of the Partnership Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
     (a) The Partnership has prepared and filed with the Commission a registration statement (File Number 333-175090) on Form S-1, including a related Preliminary Prospectus, for registration under the Act of the offering and sale of the Units. Such

Registration Statement, including all amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed one or more amendments thereto, including a related Preliminary Prospectus, each of which has previously been furnished to you. The Partnership will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall conform with the requirements of the Act and, except to the extent the Representatives shall agree in writing to a modification, such final prospectus shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, such final prospectus shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised the Representatives, prior to the Execution Time, will be included or made therein.
     (b) No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of any of the Partnership Parties, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.
     (c) Each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

     (d) As of the Execution Time, the Closing Date and each settlement date, (i) the Disclosure Package, and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
     (e) Each of the statements made by the Partnership in the Registration Statement and the Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b), including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.
     (f) The Partnership has made available a “bona fide electronic road show” (as defined in Rule 433) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Units.
     (g) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.
     (h) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified; provided, however, that the Partnership makes no representations or warranties as to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
     (i) Each of the Memorial Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and conduct its business as currently conducted or to be conducted on the Closing Date and each settlement date, in each case, as described in the Disclosure Package and the Prospectus. Each of the Partnership Entities is duly qualified to do business as a foreign limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction which requires, or at the Closing Date and each settlement date will require, such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, taken as a whole, whether or not arising from transactions in the ordinary course of business, on the Partnership Parties (excluding Memorial Resource) and the Partnership Properties, taken as a whole (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.
     (j) The General Partner has, and on the Closing Date and each settlement date will have, full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and the Prospectus.
     (k) On the Closing Date and each settlement date, after giving effect to the Transactions, Memorial Resource will own all of the issued and outstanding Class A Interests of the General Partner, and the Funds will own in the aggregate all of the issued and outstanding Class IDR Interests of the General Partner; the Class A Interests and Class IDR Interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Date, the “GP LLC Agreement”), and will be fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Memorial Resource and the Funds will own such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (collectively, “Liens”), except for restrictions on transferability contained in the GP LLC Agreement or as described in the Disclosure Package and the Prospectus; and on the Closing Date and each settlement date, no other interest in the General Partner will be outstanding.
     (l) The General Partner is, and on the Closing Date and each settlement date, will be, the sole general partner of the Partnership with a 0.1% general partner interest in the Partnership; such general partner interest has been, and will be on the Closing Date and each settlement date will be, duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached as Annex A to the Prospectus (the “Partnership Agreement”); and the General Partner owns, and will own on the Closing Date and each settlement date, such general partner interest free and clear of all Liens”), except for restrictions on transferability contained in the Partnership Agreement or as described in the Disclosure Package and the Prospectus.
     (m) On the Closing Date and each settlement date, after giving effect to the Transactions, Memorial Resource will own [•] Common Units and [•] Subordinated Units (the “Sponsor Units”) and the General Partner will own 100% of the IDRs, in each case free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the Disclosure Package and the Prospectus; all of such Sponsor Units and IDRs and the limited partner interests represented thereby have been duly authorized and on the Closing Date and each settlement date will be validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Limited Partnership Act (the “Delaware LP Act”)).
     (n) The Partnership owns, and on the Closing Date and each settlement date will own, all of the issued and outstanding membership interests of the Operating Company free and clear of all Liens, except for restrictions on transferability contained in the limited liability company agreement of the Operating Company (as the same may be amended or restated at or prior to the Closing Date, the “Operating Company LLC Agreement”); such membership interests have been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and are fully paid (to the extent required by the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).
     (o) On the Closing Date and each settlement date, after giving effect to the Transactions, the Operating Company will own all of the issued and outstanding membership interests of each of Columbus and ETX free and clear of all Liens, except for restrictions on transferability contained in the limited liability company agreements of each of Columbus and ETX; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of each of Columbus and ETX, and are fully paid (to the extent required by each such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).
     (p) The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
     (q) At the Closing Date, after giving effect to the Transactions, the issued and outstanding partnership interests of the Partnership will consist of [•] Common Units, [•] Subordinated Units, [•] General Partner Units and the IDRs. Other than the Sponsor Units and the IDRs, the Units will be the only limited partner interests of the Partnership issued and outstanding on the Closing Date and, except for any Common Units issued by the Partnership after the Closing Date in compliance with Section 5(g) of this Agreement, on each settlement date.

     (r) Other than its ownership of its 0.1% general partner interest in the Partnership and the IDRs, the General Partner will not, on the Closing Date and each settlement date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of a 100% membership interest in the Operating Company and (ii) the Operating Company’s ownership of a 100% membership interest in each of Columbus and ETX, neither the Partnership nor the Operating Company will, on the Closing Date and each settlement date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
     (s) Except as described in the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.
     (t) Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus and (ii) the Sponsor Units, the General Partner Units and the IDRs, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreements. On the Closing Date and each settlement date, all limited partnership and limited liability company action, as the case may be, required to be taken by the Memorial Entities or any of their respective members or partners, as the case may be, for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, the General Partner Units and the IDRs, the execution and delivery by the Memorial Entities of the Transaction Documents (as defined herein) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Transaction Documents, shall have been validly taken.
     (u) This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.
     (v) At or before the Closing Date:
     (i) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and Memorial Resource and will be a valid and legally binding agreement of the General Partner and Memorial Resource, enforceable against the General Partner and Memorial Resource in accordance with its terms;

     (ii) the GP LLC Agreement will have been duly authorized, executed and delivered by Memorial Resource and the Funds and will be a valid and legally binding agreement of Memorial Resource and the Funds, enforceable against Memorial Resource and the Funds in accordance with its terms;
     (iii) the Operating Company LLC Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
     (iv) the limited liability company agreement of ETX (the “ETX LLC Agreement”) has been duly authorized, executed and delivered by the Operating Company and is a valid and legally binding agreement of the Operating Company, enforceable against the Operating Company in accordance with its terms;
     (v) the limited liability company agreement of Columbus (the “Columbus LLC Agreement”) has been duly authorized, executed and delivered by the Operating Company and is a valid and legally binding agreement of the Operating Company, enforceable against the Operating Company in accordance with its terms;
     (vi) the Omnibus Agreement will have been duly authorized, executed and delivered by each of the Partnership Parties and will be a valid and legally binding agreement of each of the Partnership Parties, enforceable against each of them in accordance with its terms;
     (vii) the Tax Sharing Agreement will have been duly authorized, executed and delivered by each of the Partnership Parties party thereto and will be a valid and legally binding agreement of each of the Partnership Parties party thereto, enforceable against each of them in accordance with its terms;
     (viii) the Credit Agreement will have been duly authorized, executed and delivered by each of the Partnership Entities party thereto and will be a valid and legally binding agreement of each of the Partnership Entities party thereto, enforceable against each of them in accordance with its terms; and
     (ix) the Contribution Documents will have been duly authorized, executed and delivered by each of the Memorial Entities party thereto and will be valid and legally binding agreements of each of the Memorial Entities party thereto, enforceable against each of them in accordance with their respective terms;
provided, that, with respect to each agreement described in this Section 1(viii), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.
     The Partnership Agreement, the GP LLC Agreement, the Operating Company LLC Agreement, the ETX LLC Agreement, the Columbus LLC Agreement and the Transaction Documents are herein collectively referred to as the “Operative Agreements.”
     (w) None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the Memorial Entities that are parties hereto or thereto, as the case may be, (iii) the consummation of the Transactions and any other transactions contemplated by this Agreement or the Operative Agreements by the Memorial Entities or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, (A) conflicts or will conflict with, or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of limited partnership, certificate of formation, conversion or other constituent document (collectively, the “Organizational Documents”) of any of the Memorial Entities, (B) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Memorial Entity is a party or bound or to which its property is subject, (C) violates or will violate any statute, law, regulation, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any Memorial Entity or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Memorial Entities (other than Liens created pursuant to the Credit Agreement), except for such conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) and (D), that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Memorial Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Transaction Documents.
     (x) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Memorial Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units as described in the Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) the execution, delivery and performance by the Memorial Entities that are parties thereto of their respective obligations under the Transaction Documents or the consummation of the Transactions or any other transactions contemplated by this Agreement or the Transaction Documents other than (A) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (C) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (D) consents that have been, or prior to the Closing Date will be, obtained, (E) consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Memorial Entities to consummate the Transactions and (F) as described in the Registration Statement, the Disclosure Package and the Prospectus.
     (y) None of the Memorial Entities is (i) in violation of any provision of its Organizational Documents, (ii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over the any of the Memorial Entities or any of its properties, as applicable, (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a breach or default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument relating to the Partnership Properties to which it is a party or by which it or any of its properties may be bound or (iv) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a breach or default) or violation in the performance of, assuming the due execution by all parties thereto, the Operative Agreements, which in the case of either (ii) or (iii) would reasonably be expected to have, if continued, a Material Adverse Effect or materially impair the ability of the Memorial Entities to consummate the Transactions.
     (z) The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform, and the Sponsor Units, the General Partner Units and the IDRs, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform, in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.
     (aa) No labor problem or dispute with the employees of any of the Memorial Entities who are engaged in the operation of the Partnership Properties exists or is threatened or imminent, and the Partnership Parties are not aware of any existing or threatened or imminent labor disturbance by the employees of any of the Memorial Entities’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.
     (bb) The historical financial statements and schedules of the predecessor to the Partnership, and of any other entities or businesses constituting a portion of the Partnership Properties, included in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the financial condition, results of operations and cash flows of the predecessor to the Partnership and such other entities or businesses, as applicable, as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The pro forma combined financial statements included in the

Registration Statement, the Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect an appropriate application of those adjustments to the historical combined financial statement amounts in the pro forma combined financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus. The pro forma combined financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act (including, without limitation, Regulations S-X and G of the Act), the Exchange Act, Item 10 under Regulation S-K and Financial Interpretation No. 46 and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The summary historical and pro forma financial and operating information set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” and the selected historical and pro forma financial and operating information set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” in the Registration Statement, the Preliminary Prospectus and the Prospectus is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived, unless expressly noted otherwise. The assumptions and forecasts underlying the pro forma information set forth under the caption “Cash Distribution Policy and Restrictions on Distributions—Estimated EBITDA for the Twelve Months Ending December 31, 2012,” “Cash Distribution Policy and Restrictions on Distributions—Unaudited Pro Forma Available Cash for the Year Ended December 31, 2010 and Twelve Months Ended June 30, 2011” and the related notes in the Registration Statement, the Preliminary Prospectus and the Prospectus (and any similar information, if any, contained in any Permitted Free Writing Prospectus (as defined herein)) are, in the informed judgment of management of the Partnership Entities, reasonable and with respect to the pro forma information set forth under the caption “Cash Distribution Policy and Restrictions on Distributions— Unaudited Pro Forma Available Cash for the Year Ended December 31, 2010 and Twelve Months Ended June 30, 2011” and the related notes, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not so included as required; the Partnership Entities and the Partnership Properties do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus; and all disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus (as defined herein) regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the

Commission) comply with Regulation G and Item 10 of Regulation S-K under the Act, to the extent applicable.
     (cc) The accountants who certified the financial statements and supporting schedules included in or to be included in the Registration Statement, the Disclosure Package and the Prospectus are independent public accountants with respect to the Memorial Entities as required by the Act and the Public Company Accounting Oversight Board. The reserve engineers who prepared the reports and audits upon which the estimates of the proved reserves of the Partnership Properties disclosed in the Registration Statement, the Disclosure Package and the Prospectus were based, are independent petroleum engineers with respect to the Memorial Entities and for the periods set forth in the Registration Statement, the Disclosure Package and the Prospectus.
     (dd) The oil and natural gas reserve estimates of the Partnership Properties to be contributed to the Partnership from BlueStone and Classic as of December 31, 2010 or January 1, 2011, as applicable, contained in the Registration Statement, the Disclosure Package and the Prospectus are derived from reports that have been prepared by Netherland, Sewell & Associates, Inc. and Miller & Lents, Ltd., and such estimates fairly reflect, in all material respects, the oil and natural gas reserves attributable to such properties at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved. The oil and natural gas reserve estimates of the Partnership Properties to be contributed to the Partnership from WHT as of December 31, 2010 contained in the Registration Statement, the Disclosure Package and the Prospectus are derived from reports that have been prepared by the internal reserve engineers of Memorial Resource and audited by Netherland, Sewell & Associates, Inc., and such estimates fairly reflect, in all material respects, the oil and natural gas reserves attributable to such properties at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.
     (ee) Except as described in the Disclosure Package and the Prospectus, no action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the MRD Entities or its or their property is pending or, to the knowledge of the Partnership Parties, threatened or contemplated that (i) could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the performance of this Agreement or any of the Operative Agreements or the consummation of any of the transactions contemplated herein or therein (including the Transactions); (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (iii) that are required to be described in the Disclosure Package or the Prospectus but are not described as required.
     (ff) Following consummation of the Transactions and on the Closing Date and each settlement date, the Partnership Entities will have (A) legal, valid and defensible title to the interests in the Partnership Properties supporting the estimates of its net proved reserves contained in the Registration Statement, the Disclosure Package and the

Prospectus, (B) good and marketable title in fee simple to all real property owned by them, other than the Partnership Properties covered by clause (A), and (C) good and marketable title to all other property and assets owned by them, in each case, free and clear of all Liens, except such as (i) described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) are permitted under the Credit Agreement, (iii) would not result in a Material Adverse Effect, or (iv) do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus by the Partnership Entities; all real property, buildings and other improvements, and equipment and other property to be held under lease or sublease by any of the Partnership Entities will be held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements taken as a whole as they have been used in the past and are proposed to be used in the in the future as described in the Registration Statement, the Disclosure Package and the Prospectus, and all such leases and subleases will be in full force and effect; and none of the Memorial Entities has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Memorial Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Memorial Entities to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not, individually or in the aggregate, have a Material Adverse Effect; provided, however, that the enforceability of such leases and subleases, as the case may be, may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (gg) On the Closing Date and each settlement date, after giving effect to the Transactions, each of the Partnership Entities will have such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus, except for such rights-of-way the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; and other than as set forth, and subject to the qualifications contained, in the Registration Statement, the Disclosure Package and the Prospectus, each of the Partnership Entities will have fulfilled and performed all of its obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect.

     (hh) On the Closing Date and each settlement date, after giving effect to the Transactions, each of the Partnership Entities will possess, such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, except for such Governmental Licenses the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; the Partnership Entities are and will be in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; the Governmental Licenses are and will be valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of the Partnership Parties, none of the Memorial Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (ii) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Partnership of the Units.
     (jj) Each of the Memorial Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
     (kk) On the Closing Date and each settlement date, after giving effect to the Transactions, the Partnership Entities will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, except for such policies of insurance the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors will be in full force and effect, except when the failure of such policies of insurance and any fidelity or surety bonds to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and the Partnership Entities will be in compliance with the terms of such policies and instruments in all material respects.

     (ll) On the Closing Date and each settlement date, after giving effect to the Transactions, no Partnership Entity will be prohibited, directly or indirectly, from making any distribution with respect to its equity interests, from repaying any loans or advances to any other Partnership Entity or from transferring any of its property or assets to the Partnership or any other Partnership Entity, except as described in or contemplated by the Disclosure Package and the Prospectus or arising under the Credit Agreement.
     (mm) Except as described in the Registration Statement, the Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Effect, (A) with respect to the ownership and operation of the Partnership Properties, none of the Memorial Entities are in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to protection of human health (to the extent relating to exposure to Hazardous Materials) or wildlife or pollution of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) with respect to the ownership and operation of the Partnership Properties, the Memorial Entities have all permits, authorizations and approvals required for the operation of their business under any applicable Environmental Laws and are each in compliance with their requirements, (C) with respect to the ownership and operation of the Partnership Properties, no Memorial Entity has received written notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Memorial Entities, and (D) with respect to the ownership and operation of the Partnership Properties, to the knowledge of the Memorial Entities, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against any of the Memorial Entities relating to any Environmental Laws.
     (nn) In the ordinary course of their businesses, the Memorial Entities periodically review the effect of Environmental Laws on their businesses, operations and properties, in the course of which they identify and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Memorial Entities have concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as described in or contemplated in the Registration Statement, Disclosure Package and the Prospectus.

     (oo) The Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the operations of the Partnership Properties as now conducted or as proposed to be conducted in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent that the failure to own, possess, license or have other rights in such Intellectual Property would not result in, individually or in the aggregate, a Material Adverse Effect.
     (pp) No relationship, direct or indirect, exists between or among any Partnership Party, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Party, on the other hand, that is required to be described in the Preliminary Prospectus or the Prospectus and is not so described.
     (qq) On the Closing Date and each settlement date, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Memorial Entities will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in Section 4043(c) ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any Memorial Entities would have any liability, excluding any reportable event for which a waiver could apply; (iii) neither the Partnership nor any Memorial Entity has incurred, nor does any such entity reasonably expect to incur, liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any “pension plan”; (iv) each “pension plan” for which any Memorial Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Partnership Parties, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) no Memorial Entity has incurred any material unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business) for which any Partnership Entity could be liable.
     (rr) Since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, the Partnership Properties have not sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect or prevent or materially interfere with or delay the consummation of the Transactions. Subsequent to the respective dates as of which information is given in the Registration

Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in or affecting the condition (financial or otherwise), prospects, management, earnings, business or properties of the Partnership Entities or the Partnership Properties taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) or (ii) any dividend or distribution of any kind declared, paid or made by any Partnership Entities, in each case other than as described in the Registration Statement, the Disclosure Package and the Prospectus.
     (ss) The Contribution Documents will be legally sufficient to transfer or convey to the Partnership Entities all of the Partnership Properties and all other properties that are, individually or in the aggregate, required to enable the Partnership Entities to conduct their operations in all material respects as contemplated by the Prospectus and the Disclosure Package. Upon execution and delivery of the Contribution Documents, the Partnership Entities will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership.
     (tt) The information in the Disclosure Package and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of our Partnership Agreement Relating to Cash Distributions,” “Business—Environmental Matters and Regulation,” “Business—Other Regulation of the Oil and Natural Gas Industry,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement,” and “Material Tax Consequences,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Operative Agreements or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the Disclosure Package and the Prospectus of any of the terms of (i) all instruments, agreement and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K and (ii) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, to which any of the Partnership Entities is a party, are accurate in all material respects. There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus).
     (uu) At the Effective Date, the Partnership Entities and, to the knowledge of the Partnership Parties, the officers and directors of the General Partner, in their capacities as such were, and on the Closing Date, will be, in compliance in all respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and

the rules and regulations of the Commission and the NASDAQ Stock Market promulgated thereunder.
     (vv) None of the Partnership Entities is now, and immediately following the sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (ww) The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership Entities’ internal controls over financial reporting are effective and, except as disclosed in the Disclosure Package and the Prospectus, none of the Memorial Entities are aware of any material weaknesses in their internal control over financial reporting.
     (xx) The Partnership has established and maintains “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.
     (yy) None of the MRD Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (zz) The Partnership Entities have not extended credit in the form of a personal loan made, directly or indirectly, by any of the Partnership Entities to any director or executive officer of any of the General Partner or to any family member or affiliate of any director or executive officer of the General Partner.
     (aaa) No Memorial Entity nor, to the knowledge of any of the Partnership Parties, any director, officer, agent or employee of any Memorial Entity, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Memorial Entities and, to the knowledge of any of the Partnership Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (bbb) The operations of each of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of any of the Partnership Parties, threatened.
     (ccc) No Partnership Entity nor, to the knowledge of any of the Partnership Parties, any director, officer, agent or employee of the Funds or any Memorial Entity, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership Entity will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (ddd) Except as described in the Disclosure Package and the Prospectus, no Memorial Entity (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.
     (eee) The sale and issuance of the Sponsor Units to Memorial Resource, the General Partner Units to the General Partner and the IDRs to the General Partner are exempt from the registration requirements of the Act, the rules and regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the MRD Entities has taken or will take any action that would cause the loss of such exemption.
     (fff) All statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
     (ggg) None of the MRD Entities has distributed and, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, any other materials, if any, permitted by the Act, including Rule 134, and in connection with the Directed Unit Program described in Section 4 hereof, the enrollment materials prepared by Raymond James & Associates Inc.
     (hhh) The Units have been approved to be listed on the NASDAQ Global Market (“NASDAQ”), subject only to official notice of issuance.
     (iii) To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the Disclosure Package and the Prospectus.
     (jjj) The Operating Company, Columbus and ETX are the only significant subsidiaries of the Partnership as defined by Rule 1-02 of Regulation S-X.
          Any certificate signed by any officer of any of the Partnership Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by each of the Partnership Parties, as to matters covered thereby, to each Underwriter.
          2. Purchase and Sale.
     (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $[•] per unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [•] Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units, less an amount per unit equal to any dividends or distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or from time to time in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Units.
          3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 9:00 AM, Houston, Texas time, on [•], 2011, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.
          If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public at the price as set forth in the Prospectus. As part of the offering contemplated by this Agreement, each Underwriter has agreed to reserve out of the Firm Units set forth opposite its name on Schedule I to this Agreement, up to 5% of the Firm Units, for sale to the officers and directors of the General Partner (collectively, the “Directed Unit Participants”), as described in the Prospectus under the caption “Underwriting” (the “Directed Unit Program”). The Firm Units to be sold by the Underwriters pursuant to the Directed Unit Program (the “Directed Units”) will be sold by Raymond James & Associates Inc. pursuant to this Agreement at the public offering price. Any Directed Units not orally confirmed for purchase by any Directed Unit Participants by 8:00 AM, Houston, Texas time, on the business day following the date on which this Agreement is executed will be offered to the public by Raymond James & Associates Inc. upon the terms and conditions set forth in the Prospectus. Under no circumstances will Raymond James & Associates Inc. or any other Underwriter be liable to any of the Partnership Parties or to any Directed Unit Participants for any action taken or omitted in connection with such Directed Unit Program. It is further understood that any Firm Units which are not purchased by Directed Unit Participants will be offered by Raymond James & Associates Inc. to the public upon the terms and conditions set forth in the Prospectus.
          5. Agreements. Each of the Partnership Parties, jointly and severally, agrees with the several Underwriters that:
     (a) Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which (i) the Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, the Partnership will (A) notify promptly the Representatives so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus,

as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.
     (c) If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of subsection (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.
     (d) As soon as practicable, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.
     (e) The Partnership will furnish (or otherwise make available) to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.
     (f) The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.
     (g) The Partnership Parties will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership Parties and each officer and director of the General Partner) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, provided, however, that the Partnership may (A) may issue Common Units or any securities convertible or exchangeable into Common Units up to an aggregate 40% of the Common Units to be outstanding immediately following the sale of the Common Units pursuant to this Agreement as payment of any part of the purchase price for businesses or assets that are acquired by the Partnership; provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(g) for the remaining term of the restricted period; (B) following the 90th day after the date of this Agreement, file any registration statement in connection with the entrance by the Partnership into a definitive agreement relating to the acquisition of a business or assets as contemplated by Section 3(g)(A); provided that no Common Units are sold pursuant to such registration statement during the remaining term of the restricted period; and (C) issue and sell Common Units pursuant to, and file a registration statement on Form S-8 relating to, the Partnership’s Long-Term Incentive Plan filed as an exhibit to the Registration Statement. Notwithstanding the foregoing, if (i) during the last 17 days of the 180-day restricted period, the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs; or (ii) prior to the expiration of the 180-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event unless the Representatives waive such extension in writing. The Partnership will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 6(g) with prior notice of any such announcement or occurrence that gives rise to an extension of the restricted period.
     (h) The Memorial Entities will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (i) The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on NASDAQ; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) the transportation and other expenses incurred by or on behalf of the Partnership and the Representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder; provided, that except as expressly provided in this Section 5(i), Section 5(j) and Section 7, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.
     (j) The Partnership agrees to pay (i) all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Unit Program, (ii) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Unit Program materials and (iii) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Unit Program. Furthermore, the Partnership covenants with the Underwriters that the Partnership will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Units are offered in connection with the Directed Unit Program.
     (k) The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

     (l) The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Registration Statement, the Disclosure Package and the Prospectus under “Use of Proceeds.”
     (m) The Partnership will use its reasonable best efforts to effect and maintain the listing of the Common Units on NASDAQ.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Partnership Parties made in any certificates pursuant to the provisions hereof, to the performance by the Partnership Parties of their obligations hereunder and to the following additional conditions:
     (a) The Prospectus and any supplement thereto have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Partnership shall have requested and caused Akin Gump Strauss Hauer & Feld LLP, counsel for the Partnership, to have furnished to the Representatives its legal opinion, dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit B.
     (c) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date pursuant to Section 3 hereof, and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have caused the MRD Entities to furnish to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (d) Each Partnership Party shall have furnished to the Representatives certificates of the Chairman, the President, the Chief Executive Officer or an Executive Vice President or Senior Vice President of such Partnership Party (or persons holding similar positions, as applicable) and of the Chief Financial Officer or Chief Accounting Officer of such Partnership Party (or persons holding similar positions, as applicable), dated the Closing Date and any settlement date pursuant to Section 3 hereof, to the effect that the signers of each such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus

and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering of the Units, and this Agreement and that:
     (i) the representations and warranties of such Partnership Party in this Agreement are true and correct on and as of the Closing Date and any settlement date pursuant to Section 3 hereof, with the same effect as if made on the Closing Date and any settlement date pursuant to Section 3 hereof, and such Partnership Party has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date or settlement date, as applicable;
     (ii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto); and
     (iii) with respect to the certificate of the Partnership Entities, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Partnership Entities, threatened.
     (e) The Representatives shall have received from each of KPMG LLP, Deloitte & Touche LLP, Ernst & Young LLP, Netherland, Sewell & Associates, Inc. and Miller & Lents, Ltd. customary comfort letters dated the date of this Agreement, the Closing Date and any settlement date, and addressed to the Underwriters (with executed copies for each of the Representatives), containing (i) in the case of the letters of KPMG LLP, Deloitte & Touche LLP and Ernst & Young LLP, statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto, (ii) in the case of the letters of Netherland, Sewell & Associates, Inc. and Miller & Lents, Ltd., statements and information of the type ordinarily included in reserve engineers’ “comfort letters” to underwriters with respect to the reserve reports described in Section 1(cc) hereof and related reserve information contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto and (iii) with regards to such letters dated the Closing Date or any settlement date, to the effect that such firm reaffirms the statements made in the letters furnished on the date of this Agreement, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such settlement date. References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the respective letter.
     (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any material increase or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
     (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership Parties’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (h) The Units shall have been approved for listing and admitted and authorized for trading on NASDAQ, and reasonably satisfactory evidence of such actions shall have been provided to the Representatives.
     (i) At the Execution Time, the Partnership shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each of the parties listed on Schedule III hereto and addressed to the Representatives.
     (j) The Partnership Parties shall have furnished to the Representatives evidence reasonably satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the Closing Date, including the concurrent closing of the new credit facility pursuant to the Credit Agreement, in each case as described in the Disclosure Package and the Prospectus without material modification, change or waiver, except for such material modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the Closing Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.
     (k) The Representatives shall have received from the Partnership Parties such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and Vinson & Elkins L.L.P., this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the

Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the office of counsel for the Underwriters, at Vinson & Elkins L.L.P., 1001 Fannin St., Suite 2500, Houston, Texas 77002, on the Closing Date and any settlement date pursuant to Section 3 hereof.
          7. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 or Section 10(i) hereof or because of any refusal, inability or failure on the part of the Partnership Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership Parties will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units; provided, however, that in the case of a termination pursuant to either of clauses (ii), (iii) or (iv) of Section 10, the Partnership will reimburse the Underwriters severally through Citigroup Global Markets Inc. for one half of all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.
          8. Indemnification and Contribution.
     (a) The Partnership Parties jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, affiliates of each Underwriter who have, or are alleged to have, participated in the distribution of Units as underwriters, and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of circumstances under which they were made (with respect to the Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus), not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof. This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Partnership Parties, each of the General Partner’s directors and officers who sign the Registration Statement, and each person who controls the Partnership Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Underwriters severally confirm and the Partnership Parties acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of the Units, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (but in no event shall the indemnifying party bear the reasonable fees, costs and expenses of more than one such separate counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If the indemnifying party is obligated pursuant to this Section 8(c) to bear the reasonable fees, costs and expenses of one separate counsel for all of the indemnified parties, such indemnified parties shall not, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution is sought hereunder.
     (d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses and applicable structuring and advisory fees) received by the Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, each officer of the Partnership who shall have signed the Registration Statement and each director of the Partnership shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this paragraph (d).
          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership Entities. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or NASDAQ or trading in securities generally on NASDAQ or the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto) or (iv) there has occurred any material adverse effect in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Units.
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or any of their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership Parties or any of the officers, directors, managers, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Section 7 and Section 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or faxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, Florida 33716 and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate; or, if sent to the Partnership Parties, will be mailed, delivered or faxed to 1401 McKinney St, Suite 1025, Houston, Texas 77010, attn: President and Chief Executive Officer (fax no.: (713) 579-5740), with a copy to 125 E. John Carpenter Freeway, Suite 600, Irving, Texas 75062, attn: Christopher Ray (fax no.: (972) 432-1441).
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
          14. No Fiduciary Duty. Each of the Partnership Parties hereby acknowledge that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Parties and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership Parties and (c) the engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Partnership Parties agree that it is solely responsible for making their own judgments in connection with the offering

(irrespective of whether any of the Underwriters has advised or is currently advising the Partnership Parties on related or other matters). Each of the Partnership Parties agree that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the Partnership Parties in connection with such transaction or the process leading thereto.
          15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Underwriters, or any of them, with respect to the subject matter hereof.
          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          17. Waiver of Jury Trial. Each of the Partnership Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
          “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Agreement” shall mean this Underwriting Agreement dated [•], 2011, by and among the Partnership Parties and the Underwriters.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
          “Commission” shall mean the Securities and Exchange Commission.
          “Disclosure Package” shall mean (i) the Preliminary Prospectus dated [•], 2011, (ii) the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

          “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
          “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
          “Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.
          “Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.
          “Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
          “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 175”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.
          “Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.
          “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the several Underwriters.

Very truly yours,

Memorial Production Partners LP

By:	Memorial Production Partners GP LLC, its general partner

By:
Name:
Title:

Memorial Production Partners GP LLC

By:
Name:
Title:

Memorial Production Operating LLC

By:	Memorial Production Partners LP,
its sole member

By:	Memorial Production Partners GP LLC, its general partner

By:
Name:
Title:

Memorial Resource Development LLC

By:
Name:
Title:
[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
Citigroup Global Markets Inc.

By:
Name:
Title:
Raymond James & Associates, Inc.

By:
Name:
Title:
Wells Fargo Securities, LLC

By:
Name:
Title:
For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.
[Signature Page to Underwriting Agreement]

SCHEDULE I

Number of Firm Units
Underwriters	to be Purchased
Citigroup Global Markets Inc.	[•]
Raymond James & Associates, Inc.	[•]
Wells Fargo Securities, LLC	[•]
Barclays Capital Inc.	[•]
J.P. Morgan Securities LLC	[•]
RBC Capital Markets, LLC	[•]
Sanders Morris Harris Inc.	[•]
Total	[•]

I-1

SCHEDULE II
Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package
None.

II-1

SCHEDULE III
Parties to Lock-Up Agreements
John A. Weinzierl
Andrew J. Cozby
Patrick T. Nguyen
Gregory M. Robbins
Kenneth A. Hersh
Scott A. Gieselman
Tony R. Weber
Jonathan M. Clarkson
Larry R. Forney
Memorial Resources Development LLC

III-1

EXHIBIT A
FORM OF LOCK-UP LETTER
[•], 2011
Citigroup Global Markets Inc.
Raymond James & Associates, Inc.
Wells Fargo Securities, LLC
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Memorial Production Partners LP (the “Partnership”), Memorial Production Partners GP LLC, Memorial Production Operating LLC, Memorial Resource Development LLC, and you as representatives (the “Representatives”) of a group of Underwriters named therein, relating to an underwritten public offering of common units representing limited partner interests in the Partnership (“Common Units”).
          In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement (the “Lock-up Period”) other than Common Units disposed of as bona fide gifts approved by Citigroup Global Markets Inc.

A-1

          Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the Lock-up Period, the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs; or (ii) prior to the expiration of the Lock-up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or occurrence of the material event, unless Citigroup Global Markets Inc. waives, in writing, such extension. The undersigned hereby acknowledges that the Partnership has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.
          Notwithstanding anything contained herein to the contrary, to the extent that (i) at any time subsequent to the execution of this Lock-up Letter the undersigned is not required to make any filings under Section 16 or Sections 13(d) or (g) of the Securities Exchange Act of 1934 with respect to any shares of Common Units, and (ii) the undersigned has entered into or will enter into an agreement similar to this Lock-up Letter (a) in connection with a bona fide issuer directed unit program relating to the underwritten public offering of Common Units (a “DUP Program”) with respect to any Common Units to be purchased in such DUP Program (the “DUP Units”) and (b) with any member of the underwriting syndicate or any affiliate of such member who is acting as administrator of such DUP Program, the terms of such other similar lock-up agreement and not of this Lock-up Letter shall govern the undersigned’s rights with respect to such DUP Units.
          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.
Yours very truly,

A-2